UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

At the annual meeting of stockholders of Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), held on July 9, 2007, the stockholders of the Company approved amendments to the Company’s Amended and Restated Articles of Incorporation (the "Articles"). The changes approved by the stockholders provide, among other things:

• clarifications to more precisely define the limitations and circumstances outlined in the Articles in relation to the Company’s ability to indemnify its officers and directors, which clarifications replace a general provision noting that the Company would indemnify officers and directors to the extent permitted by law and the Articles;

• that the Company’s ability to indemnify its external advisor is subject to the same conditions contained in the Articles that govern the Company’s ability to indemnify officers and directors affiliated with its sponsor;

• a limitation on the ability of the Company’s advisor, the Company’s directors and any of their affiliates to vote as stockholders on matters relating to (i) the removal of the Company’s advisor or any director, or (ii) transactions between the Company or its affiliates, on the one hand, and the Company’s advisor, any director or any of their affiliates, on the other hand; and

• other minor changes to make the Articles consistent with the Amended and Restated Bylaws of Company.

The Second Amended and Restated Articles of Incorporation of the Company, as approved by the Company’s stockholders and filed with the Maryland Department of Assessments and Taxation on July 12, 2007, have been filed as Exhibit 3.1 to this Form 8-K. The above summary is qualified in its entirety by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

July 13, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation